Exhibit 10.9
Execution Version
TRADEMARK SECURITY AGREEMENT
          This TRADEMARK SECURITY AGREEMENT (this “Agreement”), dated as of May 18, 2011 is entered into between MONEYGRAM PAYMENT SYSTEMS, INC., a Delaware corporation (“Grantor”), and BANK OF AMERICA, N.A., as Collateral Agent for the benefit of the Secured Parties (the “Collateral Agent”).
W I T N E S S E T H:
     WHEREAS, Grantor has entered into that certain Credit Agreement dated as of even date herewith by and among MoneyGram International, Inc. (“Holdco”), the Borrower, the Administrative Agent and the financial institutions so designated on the Commitment Schedule thereto (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);
     WHEREAS, Grantor has entered into that certain Security Agreement of even date herewith (as amended, restated, amended and restated, modified or supplemented from time to time, the “Security Agreement”) with the Collateral Agent, for the benefit of the Secured Parties, pursuant to which Grantor has granted to the Collateral Agent a security interest in substantially all the assets of Grantor, including all right, title and interest of Grantor in, to and under all now owned and hereafter acquired Trademarks, together with the goodwill of the business symbolized by Grantor’s Trademarks, and all proceeds thereof, to secure the payment of the Secured Obligations;
     WHEREAS, capitalized terms used but not defined herein are used in the manner provided in the Security Agreement and the Credit Agreement, as applicable;
     WHEREAS, Grantor owns the registered and pending Trademarks listed on Schedule 1 annexed hereto; and
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor does hereby grant to the Collateral Agent, for the benefit of the Secured Parties, a continuing security interest in all of Grantor’s right, title and interest in, to and under the following (all of the following items or types of property being herein collectively referred to as the “Trademark Collateral”), whether presently existing or hereafter created or acquired:
(1)	each Trademark, including without limitation, each registered and pending Trademark referred to in Schedule 1 annexed hereto, together with any reissues, continuations or extensions thereof, and all of the goodwill of the business connected with the use of, and symbolized by, each Trademark; and

(2)	all proceeds of the foregoing, including, without limitation, any claim by Grantor against third parties for past, present or future (a) infringement of any Trademark,

including, without limitation, any registered and pending Trademark referred to in Schedule 1 annexed hereto, or (b) injury to the goodwill associated with any Trademark.
     The security interests are granted in furtherance, and not in limitation, of the security interests granted to the Collateral Agent, for the benefit of the Secured Parties, pursuant to the Security Agreement. Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the security interest in the Trademark Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Security Agreement, the terms of the Security Agreement shall govern.
     This Agreement shall be construed in accordance with and governed by the laws of the State of New York.
     The Grantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
     Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in the foregoing paragraph. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
[Signature Page Follows]

2

     IN WITNESS WHEREOF, Grantor has caused this Trademark Security Agreement to be duly executed by its duly authorized officer thereunto as of the date first written above.

MONEYGRAM PAYMENT SYSTEMS, INC.
By:	/s/ James E. Shields
	Name:	James E. Shields
	Title:	Executive Vice President and Chief Financial Officer
[Signature Page to MPSI Trademark Security Agreement]

Acknowledged:

BANK OF AMERICA, N.A., as Collateral Agent for the benefit of the Secured Parties
By:	/s/ Adam Cady
	Name:	Adam Cady
	Title:	Managing Director
[Signature Page to MPSI Trademark Security Agreement]

SCHEDULE 1
TRADEMARKS/TRADEMARKS PENDING:

				App/Reg
Trademark	Owner	Country	Status	Number	App/Reg. Date
AGENTCONNECT	MONEYGRAM PAYMENT SYSTEMS, INC.	U.S. Fed.	Abandoned	76264109	May 30, 2001

WORLDWIRE	MONEYGRAM PAYMENT SYSTEMS, INC.	U.S. Fed.	Abandoned	75763485	July 29, 1999

DINERO EFFECTIVE	MONEYGRAM PAYMENT SYSTEMS, INC.	U.S. Fed.	Abandoned	75398885	December 2, 1997

FAST CASH	MONEYGRAM PAYMENT SYSTEMS, INC.	U.S. Fed.	Abandoned	75347609	August 26, 1997

EMONEYGRAM	MONEYGRAM PAYMENT SYSTEMS, INC.	U.S. Fed.	Abandoned	78214885	February 14, 2003

ACH COMMERCE	MONEYGRAM PAYMENT SYSTEMS, INC.	U.S. State- Wisconsin	Registered	N/A	4/27/2005

TRAVELERS EXPRESS COMPANY	MONEYGRAM PAYMENT SYSTEMS, INC.	U.S. State- Wisconsin	Registered	N/A	1/11/2006

EXPRESSPAYMENT	MONEYGRAM PAYMENT SYSTEMS, INC.	U.S. Fed.	Registered	2904786	11/23/2004

MONEYGRAM & DESIGN	MONEYGRAM PAYMENT SYSTEMS, INC.	U.S. Fed.	Registered	2450906	5/15/2001

AGENTCONNECT	MONEYGRAM PAYMENT SYSTEMS, INC.	U.S. Fed	Registered	2719887	05/27/2003

AGENTCONNECT	MONEYGRAM PAYMENT SYSTEMS, INC.	U.S. Fed	Registered	2717931	05/20/2003

DESIGN ONLY	MONEYGRAM PAYMENT SYSTEMS, INC.	U.S. Fed	Registered	2360182	06/20/2000

MONEY WELL SENT — WORLDWIDE	MONEYGRAM PAYMENT SYSTEMS, INC.	U.S. Fed	Registered	2255399	06/22/1999

MONEYGRAM	MONEYGRAM PAYMENT SYSTEMS, INC.	U.S. Fed	Registered	2484700	09/04/2001

MONEYSAVER	MONEYGRAM PAYMENT SYSTEMS, INC.	U.S. Fed	Registered	2410305	12/05/2000

MONEYGRAM	MoneyGram Payment Systems, Inc.	Hawaii	Registered	4082432	3/29/2010